Exhibit 99

JOINT FILER INFORMATION

Name:	Key Colony Management, LLC

Address:	10825 Financial Centre Parkway, Suite 100, Little Rock, AR 72211

Designated Filer:	Key Colony Fund, LP

Issuer & Ticker Symbol:	Lodgian, Inc. (LGN)

Date of Earliest Transaction Required to be Reported:	8/16/05

Signature:	/s/ Alex R. Lieblong Name: Alex R. Lieblong Title: Attorney-In-Fact for Key Colony Management, LLC

Name:	Lieblong & Associates, Inc.

Address:	10825 Financial Centre Parkway, Suite 100, Little Rock, AR 72211

Designated Filer:	Key Colony Fund, LP

Issuer & Ticker Symbol:	Lodgian, Inc. (LGN)

Date of Earliest Transaction Required to be Reported:	8/16/05

Signature:	/s/ Alex R. Lieblong Name: Alex R. Lieblong Title: Attorney-In-Fact for Lieblong & Associates, Inc.

Name:	Alex R. Lieblong

Address:	10825 Financial Centre Parkway, Suite 100, Little Rock, AR 72211

Designated Filer:	Key Colony Fund, LP

Issuer & Ticker Symbol:	Lodgian, Inc. (LGN)

Date of Earliest Transaction Required to be Reported:	8/16/05

Signature:	/s/ Alex R. Lieblong Name: Alex R. Lieblong

Name:	Michael J. Grondahl

Address:	10825 Financial Centre Parkway, Suite 100, Little Rock, AR 72211

Designated Filer:	Key Colony Fund, LP

Issuer & Ticker Symbol:	Lodgian, Inc. (LGN)

Date of Earliest Transaction Required to be Reported:	8/16/05

Signature:	/s/ Alex R. Lieblong Name: Alex R. Lieblong Title: Attorney-In-Fact for Michael J. Grondahl